UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 4, 2008

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

On April 4, 2008, Union Electric Company, doing business as AmerenUE (“UE”), issued a press release announcing that it was filing on April 4 a request with the Missouri Public Service Commission (“MoPSC”) seeking approval to increase its annual revenues for electric service by $251 million.  The electric rate increase request will be based on a 10.9 percent return on equity, a capital structure composed of 51 percent equity, a rate base of $5.9 billion, and a test year ended March 31, 2008 with updates for known and measurable changes through June 30, 2008.  In its filing, UE will also request MoPSC approval to implement a fuel and purchased power cost recovery mechanism.

The MoPSC proceeding relating to the proposed electric service rate changes will take place over a period of up to 11 months and a decision by the MoPSC in such proceeding is required by March 2009.  UE cannot predict the level of any electric service rate change the MoPSC may approve, when any rate change may go into effect, whether the fuel and purchased power cost recovery mechanism will be approved, or whether any rate increase that may eventually be approved will be sufficient for UE to recover its costs and earn a reasonable return on its investments when the increase goes into effect.  Attached as Exhibit 99.1 and incorporated by reference is UE’s press release regarding its filing with the MoPSC.

ITEM 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number:	Title:
99.1	Press release regarding electric service rate increase filing issued on April 4, 2008 by UE.

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This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company (each a “registrant”).  Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf.  No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.  The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

 /s/ Martin J. Lyons
Martin J. Lyons
Senior Vice President and Chief Accounting Officer

UNION ELECTRIC COMPANY
(Registrant)

 /s/ Martin J. Lyons
Martin J. Lyons
Senior Vice President and Chief Accounting Officer

Date:  April 4, 2008

Exhibit Index

Exhibit Number:	Title:
99.1	Press release regarding electric service rate increase filing issued on April 4, 2008 by UE.